Exhibit 1.1

$135,000,000

SOLARIS ENERGY INFRASTRUCTURE, INC.

4.75% CONVERTIBLE SENIOR NOTES DUE 2030

UNDERWRITING AGREEMENT

May 1, 2025

May 1, 2025

Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

As Representative of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

Solaris Energy Infrastructure, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $135,000,000 principal amount of its 4.75% Convertible Senior Notes due 2030 (the “Firm Securities”) to be issued pursuant to the provisions of an Indenture to be dated as of the Closing Date (as defined in Section 4) (the “Base Indenture”) between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture to such Base Indenture between the Company and the Trustee (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The Company also proposes to issue and sell to the Underwriters not more than an additional $20,000,000 principal amount of its 4.75% Convertible Senior Notes due 2030 (the “Additional Securities”), solely to cover over-allotments, if and to the extent that the Representative shall have determined, on behalf of the Underwriters, to exercise the right to purchase such Additional Securities granted to the Underwriters in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities.” Shares of the Company’s Class A common stock, $0.01 par value per share, are hereinafter referred to as the “Class A Common Stock.” The Securities will be convertible into cash, shares of Class A Common Stock (the “Underlying Securities”), or a combination of cash and Underlying Securities, at the Company’s election.

Concurrently with the issuance and offering of the Securities, the Company’s Class A Common Stock are being offered and sold (the “Concurrent Delta Offering”) by certain underwriters (the “Delta Underwriters”), each acting severally on behalf of itself and/or its respective affiliates, to facilitate hedging transactions by certain investors subscribing for the Securities (the “Convertible Arbitrage Investors”). It is expected that the Class A Common Stock sold by the Delta Underwriters in the Concurrent Delta Offering will be borrowed from third parties, and will be: (x) purchased by a Delta Underwriter from certain Convertible Arbitrage Investors who have sold them short to such Delta Underwriter in connection with the offering of the Securities, and/or (y) sold short by the Delta Underwriters to facilitate concurrent privately negotiated transactions between one of the Delta Underwriters with certain Convertible Arbitrage Investors seeking a short exposure to the Company’s Class A common stock through a derivative, in an equal notional amount. The Company and the Delta Underwriters are entering into an underwriting agreement dated hereof with respect to the Concurrent Delta Offering (the “Delta Underwriting Agreement”). For the avoidance of doubt, there is no new issuance of Class A Common Stock in the Concurrent Delta Offering.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Representative that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-3 (File No. 333-286868) in respect of the Securities and the Underlying Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”); any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto (but excluding Form T-1) and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus and Preliminary Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), as supplemented by the final term sheet prepared and filed pursuant to Section 6(a) hereof and each Issuer Free Writing Prospectus listed on Schedule II hereto, and “broadly available road show,” which means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person, and any individual Testing-the-Waters Communication (as defined below), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 6(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or

the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”.

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) For the purposes of this Agreement, the “Applicable Time” is 7:00 a.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Prospectus or in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement.

(e) The Registration Statement conformed at the time it became effective, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus on the date when such prospectus, amendment or supplement is first filed will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(f) The authorized capital stock of the Company (including the Conversion Securities (as defined below)) conforms as to legal matters to the description thereof contained in each of the Pricing Prospectus and Prospectus.

(g) The Class A Common Stock and the Class B common stock, $0.00 par value per share, of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

(h) The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued; and the Securities conform in all material respects to the description thereof contained in the Pricing Prospectus and the Prospectus.

(i) The Conversion Securities have been duly authorized, and reserved for issuance upon conversion of the Securities, and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Conversion Securities will not be subject to any preemptive or similar rights. “Conversion Securities” means, with respect to the Securities, a number of Underlying Securities equal to the aggregate principal amount (expressed in thousands) of the Securities multiplied by the sum of (x) the initial “Conversion Rate” (as defined in the Pricing Prospectus) and (y) the initial maximum increase thereto in connection with a “Make-Whole Fundamental Change” (as defined in the Pricing Prospectus).

(j) On the Closing Date, the Indenture, will have been duly authorized, executed and delivered by, the Company, and will be a valid and binding agreement of, the Company, and, assuming due authorization, execution and delivery of the Indenture by the Trustee, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and the Indenture conforms in all material respects to the description thereof contained in the Pricing Prospectus and the Prospectus.

(k) The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus and to execute, deliver and perform its obligations under the Indenture and the Delta Underwriting Agreement; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the management, condition (financial or other), results of operations, business, properties or prospects of the Company and its Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”); all such jurisdictions are listed on Schedule III hereto.

(l) The Company owns 56.9% of the issued and outstanding units of Solaris Energy Infrastructure, LLC, a Delaware limited liability company, and the entities listed on Schedule IV hereto are the only direct or indirect subsidiaries (as defined in Rule 1-02(w) of Regulation S-X) of the Company (references herein to “Subsidiaries” refer to the Company’s indirect and direct subsidiaries as listed on Schedule IV). Each such subsidiary has been duly incorporated or formed and is existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate, limited liability company, limited partnership, and/or other similar power and authority to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus; and each subsidiary listed on Schedule IV hereto is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all such jurisdictions are listed on Schedule IV hereto; all of the issued and outstanding capital stock or other ownership interests of each such Subsidiary has been duly authorized and validly issued and, in the case of any such corporation, is fully paid and nonassessable; and the capital stock or other ownership interests of each such Subsidiary owned by the Company, directly or indirectly, is owned free from liens, encumbrances and defects, other than those arising under (a) the Senior Secured Term Loan Agreement, dated as of September 11, 2024, as amended April 28, 2025, by and among Solaris Energy Infrastructure, LLC, as borrower, the Company, as Parent, the other Obligors party thereto, the Lenders party thereto and Banco Santander, S.A. New York Branch, as administrative agent (as amended, the “Term Loan Agreement”), (b) the Loan, Security and Guaranty Agreement, dated as of October 2, 2024, as amended April 28, 2025, among Solaris Energy Infrastructure, LLC, Solaris Oilfield Site Services Operating, LLC, Solaris Oilfield Early Property, LLC, Solaris Oilfield Site Services Personnel LLC, Solaris Logistics, LLC, Solaris Oilfield Technologies, LLC, Solaris Transportation, LLC and Mobile Energy Rentals LLC (“MER”), as Borrowers, the Company, and Bank of America, N.A. as agent for the lenders (the “Revolving Credit Facility” together with the Term Loan Agreement, the “Debt Agreements”) and (c) the Amended and Restated Limited Liability Company Agreement of Stateline Power, LLC, dated as of April 28, 2025.

(m) Except as disclosed in the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the

Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”).

(n) The execution, delivery and performance of this Agreement, the Indenture, the Delta Underwriting Agreement, and the issuance and sale of the Securities and the application of the net proceeds therefrom as set forth in the Pricing Prospectus and the Prospectus do not require the consent, approval, authorization, order of, or filing or registration with, any person (including any governmental agency or body or any court) to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, except (i) such as have been obtained, (ii) where the failure of the Company to obtain or make any such consent, approval, authorization, order, filing or registration would neither materially interfere with the consummation of the transactions nor reasonably be expected to have a Material Adverse Effect, or (iii) such as have been made or as may be required under state or foreign securities or “Blue Sky” laws or by the Financial Industry Regulatory Authority (“FINRA”).

(o) The Delta Underwriting Agreement has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the other parties thereto, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing, and except as would not reasonably be expected to have a Material Adverse Effect.

(p) Except as otherwise disclosed in the Pricing Prospectus and the Prospectus, the Company and each of its Subsidiaries have good and marketable title to all the real property (exclusive of easements, rights of way and other similar instruments) and the personal property reflected as owned in the financial statements referred to in Section 1(aa) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (i) as disclosed in the Pricing Prospectus and the Prospectus, (ii) as exist pursuant to the Debt Agreements, (iii) liens for taxes, assessments and other governmental charges that are not delinquent or that are currently being contested in good faith by appropriate proceedings and (iv) such as do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(q) The execution, delivery and performance of this Agreement, the Indenture, the Delta Underwriting Agreement, the issuance and sale of the Securities and the application of the net proceeds therefrom as set forth in the Pricing Prospectus and the Prospectus will not result in a breach or violation of any of the terms and provisions of, or constitute, or with the giving of notice or lapse of time, would constitute, a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) their respective certificate of formation, limited liability company agreement, limited partnership agreement, charter, or by-laws or similar organizational documents of the Company or any of its Subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties of the Company or any of its Subsidiaries is subject, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect.

(r) Neither the Company nor any of its Subsidiaries is (i) in violation of its respective certificate of formation, limited liability company agreement, limited partnership agreement, charter, by-laws or similar organizational documents, (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected to have a Material Adverse Effect.

(s) The Company has the power and authority to enter into this Agreement, to authorize, issue and sell the Securities as contemplated by this Agreement, to execute and deliver this Agreement, the Indenture, the Securities, and to perform its obligations hereunder or thereunder. This Agreement has been duly authorized, executed and delivered by the Company.

(t) The Company and its Subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits issued by appropriate federal, state, local or foreign regulatory bodies (collectively, “Licenses”) necessary or material to the conduct of the business in the manner described in the Pricing Prospectus and the Prospectus to be conducted by them, except where the failure to have obtained the same would not reasonably be expected to have a Material Adverse Effect. The Company and its

Subsidiaries are in compliance with the terms and conditions of all such Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect or except as described in the Pricing Prospectus and the Prospectus.

(v) The Company and its Subsidiaries own, possess or can acquire on reasonable terms sufficient rights to trademarks, trade names, patent rights, copyrights, domain names, trade secrets, know-how, rights in confidential information and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed to be conducted by them as described in the Pricing Prospectus and the Prospectus. Except as disclosed in the Pricing Prospectus and the Prospectus (i) there is no material infringement, misappropriation or other violation of a third party’s Intellectual Property Rights by the Company or its Subsidiaries; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) there is no pending action, suit, proceeding or claim by others challenging the validity or enforceability of any Intellectual Property Rights owned by the Company, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (v) none of the Intellectual Property Rights used by the Company or its Subsidiaries in their businesses has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries in violation of the rights of any person, except in each case covered by clauses (i) through (v), except as would not, if determined adversely to the Company or any of its Subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

(w) Except as disclosed in the Pricing Prospectus or the Prospectus, (a)(i) neither the Company nor any of its Subsidiaries is in violation of, and does not have any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, generation, transportation, treatment, storage, discharge, disposal or release of, or exposure to, Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources, to human health and safety (as such relates to exposure to Hazardous Substances), and to natural resource damages (collectively, “Environmental Laws”) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) to the knowledge of the Company, neither the Company nor any of its Subsidiaries own, lease, occupy, operate or use any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its Subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) to the knowledge of the Company, neither the Company nor any of its Subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off site storage, treatment, or disposal site, (v) neither the Company nor any of its Subsidiaries is subject to any pending, or to the Company’s knowledge, threatened, claim by any governmental agency or governmental body or person arising under Environmental Laws or relating to the release of or exposure to Hazardous Substances, and (vi) the Company and its Subsidiaries have received, are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their business, except in each case covered by clauses (ii) – (vi) such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) to the knowledge of the Company and its Subsidiaries, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would reasonably be expected to have a Material Adverse Effect; and (c) in the ordinary course of its business, each of the Company and its Subsidiaries periodically evaluate the effect, including associated costs and liabilities, of Environmental Laws currently in effect on the business, properties, results of operations and financial condition of the Company and its Subsidiaries, and, on the basis of such evaluation, the Company and its Subsidiaries have reasonably concluded that such Environmental Laws are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect. For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, mold, radioactive materials, asbestos and asbestos-containing materials, per- and polyfluoroalkyl substances, and polychlorinated biphenyls, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(x) The statements in the Preliminary Prospectus, the Pricing Prospectus and the Prospectus under the headings “Description of Notes,” “Description of Capital Stock” “Material United States Federal Income Tax Considerations,” and “Underwriting” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are correct in all material respects.

(y) Any third-party statistical and market-related data included in or incorporated by reference in the Preliminary Prospectus, the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(z) Except as set forth in the Pricing Prospectus and the Prospectus, the Company, its Subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws (as defined below) and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not disclosed or reported to the Audit Committee or the Board a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls on any violation of, or failure to comply with, the Securities Laws. “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended and all rules and regulations promulgated thereunder or implementing the provisions thereof (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and, as applicable, the rules of The New York Stock Exchange and The Nasdaq Stock Market LLC (“Exchange Rules”).

(aa) Except as disclosed in the Pricing Prospectus and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(bb) Financial Statements.

(i) The historical financial statements included or incorporated by reference in each the Preliminary Prospectus, the Pricing Prospectus and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows of the Company and its Subsidiaries for the periods shown. Except as disclosed in the Pricing Prospectus and the Prospectus, such financial statements comply as to form in all material respects with the applicable accounting requirements of Regulation S-X and have been prepared in all material respects in conformity with GAAP applied on a consistent basis throughout the periods involved except as otherwise stated therein. BDO USA, P.C. has certified the audited financial statements of the Company included or incorporated by reference in the Preliminary Prospectus, the Pricing Prospectus and the Prospectus, and is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the Rules and Regulations and as required by the Securities Act and the applicable rules and guidance from the PCAOB. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Preliminary Prospectus, the Pricing Prospectus and the Prospectus.

(ii) The unaudited pro forma financial statements and the related notes thereto included or incorporated by reference in each the Preliminary Prospectus, the Pricing Prospectus and the Prospectus present fairly in all material respects the information contained therein and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustment used therein are appropriate to give effect to the transactions and circumstances referred to therein. The pro forma adjustments comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(iii) BDO USA, P.C. has certified the audited financial statements of MER included or incorporated by reference in the Preliminary Prospectus, the Pricing Prospectus and the Prospectus, and are certified public accountants with respect to MER under Section 1.200 of the American Institute of Certified Public Accountants Code of Professional Conduct, and its interpretations and rulings.

(cc) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Prospectus and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd) Except as disclosed in the Pricing Prospectus and the Prospectus, since the end of the period covered by the latest audited financial statements included in the Pricing Prospectus and the Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company or any of its Subsidiaries, taken as a whole, (iv) there has been no obligation, direct or contingent, that is material to the Company or any of its Subsidiaries taken as a whole, incurred by the Company or any of its Subsidiaries, except obligations incurred in the ordinary course of business and (v) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(ee) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(ff) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Prospectus and the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(gg) No “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act has imposed (or has informed the Company or any of its Subsidiaries that it is considering imposing) any condition (financial or otherwise) on the Company’s or any of its Subsidiaries’ retaining any rating assigned to the Company or any of its Subsidiaries or any securities of the Company or any of its Subsidiaries or (ii) has indicated to the Company or any of its Subsidiaries that it is considering any of the actions described in Section 5(b)(ii) hereof.

(hh) Except as disclosed in the Preliminary Prospectus, the Pricing Prospectus and the Prospectus, the Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are adequate for the conduct of their business. All such policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such Subsidiary has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as disclosed in the Preliminary Prospectus, the Pricing Prospectus and the Prospectus.

(ii) The Company and its Subsidiaries have filed all U.S. federal, state and local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect); and, except as set forth in the Pricing Prospectus and the Prospectus, the Company and its Subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj) No relationship, direct or indirect, exists between or among the Company or its Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or its Subsidiaries on the other hand, which is required to be described in the Pricing Prospectus and the Prospectus which is not so described therein. The Prospectus will contain the same description of the matters set forth in the preceding sentence contained in the Pricing Prospectus.

(kk) The Company (i) has not, except as disclosed to the Underwriters, alone engaged in any Testing-the-Waters Communication with any person and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(ll) None of the Company or any of its Subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its Subsidiaries or affiliates, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).

(mm) The operations of the Company and each of its Subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020, (collectively, the “Anti-Money Laundering Laws”).

(nn) None of the Company, any of its Subsidiaries, or, to the Company’s knowledge, any director, officer, employee, agent, affiliate, or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Company and each of its Subsidiaries, (a) have not, since the more recent of April 24, 2019 or 10 years prior to the date of the Agreement, knowingly engaged in, (b) are not now engaged in, and (c) will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

(oo) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions;

(ii) to fund or facilitate any money laundering or terrorist financing activities; or

(iii) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(pp) The Company and its Subsidiaries have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Company, threatened. The Company and its Subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.

(qq) Except as described in the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(rr) Except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “employee benefit plan” (as defined in Section 3(3) of ERISA) with respect to which the Company or any of its Subsidiaries could have any liability (each an “Employee Benefit Plan”), and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), is so qualified and nothing has occurred since the date of such qualification which could reasonably be expected to result in the loss of such qualification; (ii) each of the Company and its Subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; (iii) neither the Company nor any of its Subsidiaries maintain or are required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); (iv) each Employee Benefit Plan is in and has been operated in compliance with all applicable laws, including but not limited to ERISA and the Code; (v) no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists with respect to each Employee Benefit Plan that would subject the Company or any of its Subsidiaries to any tax, fine, lien, penalty or liability imposed by ERISA or the Code; (vi) no non-exempt “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Employee Benefit Plan; and (vii) neither the Company nor any of its Subsidiaries have incurred or would reasonably be expected to incur any liability under Title IV of ERISA.

(ss) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Prospectus, Pricing Prospectus and the Prospectus has been made or reaffirmed by the Company without a reasonable basis or has been disclosed by the Company other than in good faith.

(tt) No Subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Pricing Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

(uu) Each contract, document or other agreement described or referred to in the Preliminary Prospectus, Pricing Prospectus and the Prospectus is in full force and effect and (assuming that such contracts and documents constitute the legal, valid and binding obligation of the other persons party thereto) is valid and enforceable by and against the parties thereto in accordance with its terms except as the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing, and except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor, to the knowledge of the Company, any other party is in default in the observance or performance of any material term or obligation to be performed by it under any such agreement.

(vv) The Company’s and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, procedures, and safeguards designed to maintain and protect their material confidential information, any information that relates to individuals and/or constitutes “personal data,” “personal information,” or any similar term under applicable law (collectively, “Personal Data”), and the integrity, continuous operation, redundancy and security of the IT Systems used in connection with their businesses. To the knowledge of the Company, there have been no breaches, outages or unlawful or unauthorized use, loss, exfiltration, disclosure, destruction or access to, the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all (i) applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and (ii) external-facing policies and contractual obligations, in each case, related to the privacy, security or processing of Personal Data.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities set forth in Schedule I hereto opposite its name at a purchase price of 97.00% of the principal amount thereof (the “Purchase Price”) plus, in the case of any Additional Securities, accrued interest thereon, if any, from, and including, May 2, 2025 to, but excluding, the applicable Option Closing Date (as defined below).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Securities, and the Underwriters shall have the right to purchase, severally and not jointly, up to $20,000,000 principal amount of Additional Securities solely to cover over-allotments at the Purchase Price. The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice in the manner set forth below. Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Underwriters and the date on which such Additional Securities are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date (as defined below), nor later than ten business days after the date of such notice, nor later than 30 calendar days after the date of this Agreement. On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractional Securities as the Representative may determine) that bears the same proportion to the total principal amount of Additional Securities to be purchased on such Option Closing Date as the principal amount of Firm Securities set forth in Schedule I opposite the name of such Underwriter bears to the total principal amount of Firm Securities.

3. Terms of Offering. The Representative has advised the Company that the Underwriters will make an offering of the Securities purchased by the Underwriters hereunder as soon as practicable after this Agreement is entered into as in the Representative’s judgment is advisable.

4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on May 2, 2025, or at such other time on the same or such other date, not later than May 9, 2025, as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the thirteenth calendar day from, and including, the Closing Date, as shall be designated in writing by the Representative.

The Securities shall be in global form and registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Securities shall be delivered to the Representative on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid by the Company, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Firm Securities on the Closing Date are subject to the following conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 6(a) hereof; the final term sheet contemplated by Section 6(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its Subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Pricing Prospectus provided to the prospective purchasers of the Securities that, in the Representative’s judgment, is material and adverse and that makes it, in the Representative’s judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Pricing Prospectus.

(c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(b) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d) The Underwriters shall have received on the Closing Date an opinion letter of Vinson & Elkins L.L.P., outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(e) The Underwriters shall have received on the Closing Date an opinion letter and a negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(f) The Underwriters shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from BDO USA, P.C., independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Pricing Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) The Underwriters shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from BDO USA, P.C., independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Pricing Prospectus and the Prospectus covering the financial information of MER; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate signed by the Chief Financial Officer of the Company, dated respectively as of the date hereof and as of the Closing Date, in form and substance reasonably satisfactory to the Representative.

(i) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representative and certain executive officers and directors of the Company relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Closing Date.

(j) A “Supplemental Listing Application” related to the Conversion Securities shall have been submitted to the New York Stock Exchange (the “NYSE”), and the NYSE shall have informed the Company that it has completed its review of such submission.

(k) The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(l) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

(m) The Company shall have executed and delivered the Delta Underwriting Agreement, in form and substance reasonably satisfactory to the Representative, the Delta Underwriting Agreement shall be in full force and effect, and the Company shall not be in breach or default thereunder in any material respect.

(n) All conditions to closing under the Delta Underwriting Agreement on the Closing Date shall have been satisfied or waived and the closing of the transactions to be consummated on the Closing Date under the Delta Underwriting Agreement shall have occurred substantially concurrently with the consummation of the sale and purchase of the Securities on the Closing Date.

(o) The Company shall have complied with the provisions of Section 6(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

(p) The Company and other parties to the Subordination Letter Agreement related to the Revolving Credit Facility shall have, on or prior to the Closing Date, executed and delivered the Subordination Letter Agreement to the Representative.

(q) The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the delivery to the Representative on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming the same matters as the certificate delivered on the Closing Date pursuant to Section 5(c) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion letter and a negative assurance letter of Vinson & Elkins L.L.P., outside counsel for the Company, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iii) an opinion letter and a negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(iv) a letter dated the Option Closing Date, in form and substance reasonably satisfactory to the Underwriters, from BDO USA, P.C., independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(v) a letter dated the Option Closing Date, in form and substance reasonably satisfactory to the Underwriters, from BDO USA, P.C., independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(vi) such other documents as the Representative may reasonably request with respect to the good standing of the Company, the due authorization, execution and authentication of the Additional Securities to be sold on such Option Closing Date and other matters related to the execution and authentication of such Additional Securities.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the Securities or the Underlying Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Securities or the Underlying Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof.

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will, at the written request of the Representative, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities and the Underlying Securities, in a form reasonably satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities and the Underlying Securities, in a form reasonably satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities and the Underlying Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(d) Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the Underlying Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation.

(e) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed to by the Company and the Representative) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a)

under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and the Underlying Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Securities and the Underlying Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(f) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with EDGAR), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(g) The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(h) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(i) Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the Conversion Rate (as such term is defined in the Indenture) of the Securities.

(j) If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(k) Before amending or supplementing the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, to furnish to the Representative a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which the Representative reasonably objects.

(l) To furnish to the Representative a copy of each proposed Issuer Free Writing Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Issuer Free Writing Prospectus to which the Representative reasonably objects.

(m) If the Pricing Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Pricing Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Pricing Prospectus to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Pricing Prospectus so that the statements in the Pricing Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made when delivered to a prospective purchaser, be misleading or so that the Pricing Prospectus, as amended or supplemented, will comply with applicable law.

(n) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Underwriters, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(o) The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(p) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Registration Statement, Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriters, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other similar taxes payable in connection with the transfer of the Securities to the Underwriters, and by the Underwriters to the public, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(o) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters up to $30,000, in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7, and the last paragraph of Section 9, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer or other similar taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(q) During the period of one year after the Closing Date or any Option Closing Date, if later, the Company will not be, nor will it become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(r) Not to knowingly take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(s) To use its reasonable best efforts to effect the reservation for listing of the Conversion Securities on the NYSE.

(t) For as long as the Securities are outstanding, to reserve and keep available at all times, free of preemptive or similar rights, the Conversion Securities.

(u) The Company will deliver to each Underwriter (or its agent), on or before the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(v) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 6(a) hereof, and any electronic road show furnished to the Representative before first use, without the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; (ii) each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, other than one or more term sheets relating to the Securities containing customary information (which, in their final form, will not be inconsistent with the final term sheet) and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and (iii) any such free writing prospectus the use of which has been consented to by the Company and the Representative (including the final term sheet prepared and filed pursuant to Section 6(a) hereof) is listed on Schedule II hereto;

(w) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(x) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

The Company also agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 60 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (the “Lock-Up Securities”), (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, or (3) file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; however, notwithstanding clauses (1) through (3) above, nothing shall prohibit the filing of a demand registration statement by the Company pursuant to the demand rights under the

Registration Rights Agreement, dated May 17, 2017, by and between the Company and the signatories thereto and the Contribution Agreement, dated July 9, 2025, by and between the Company and the signatories thereto. The foregoing sentence shall not apply to (A) the issuance and sale of the Securities under this Agreement and the issuance of the Conversion Securities upon conversion of such Securities, (B) the issuance by the Company of any Lock-Up Securities upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Pricing Prospectus and the Prospectus, (C) the registration of the Class A Common Stock offered in the Concurrent Delta Offering under the Securities Act, (D) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities, provided that (i) such plan does not provide for the transfer of Lock-Up Securities during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (E) the filing of a registration statement on Form S-8 relating to, and the issuance and sale of Lock-Up Securities pursuant to, the terms of a plan described in the Pricing Prospectus and the Prospectus and (F) issuances of Lock-Up Securities issued as consideration for the acquisition of equity interests or assets of any person, or the acquiring by the Company by any manner of any business, properties, assets or persons, in one transaction or a series of related transactions or the filing of a registration statement related to such Lock-Up Securities; provided that (A) no more than an aggregate of 10% of the number of shares of the Company’s capital stock outstanding as of the Closing Date are issued as consideration in connection with all such acquisitions and (B) prior to the issuance of such shares of the Company’s capital stock, each recipient of such shares agrees in writing to be subject to the “lock-up” described in this Section 6 for the remaining term of the Restricted Period.

7. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company, any General Solicitation made by the Company, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representative consists of the information described as such in paragraph (b) below.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representative expressly for use in the Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus set forth in Schedule II hereto, road show, General Solicitation set forth in Schedule II hereto, the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only information furnished by or on behalf of any such Underwriter consists of the following information in the Preliminary Prospectus, the Pricing Prospectus and the Prospectus furnished on behalf of each Underwriter is the information contained in the first and second sentence of the ninth paragraph under the caption “Underwriting”.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Underwriters bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

8. Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date, or, in the case of the Additional Securities, prior to any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NASDAQ Stock Market or the NYSE, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representative’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representative’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Pricing Prospectus or the Prospectus.

9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities which it has or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Company. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Pricing Prospectus, the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (a) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (b) purchase not less than the principal amount of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (i), (iii), (iv) or (v) of Section 8 above, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10. Entire Agreement.

(a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement) if any, (iii) the Underwriters may have interests that differ from those of the Company and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

11. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.Docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representative in care of Morgan Stanley at 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division, Fax: (212) 507-8999; and if to the Company shall be delivered, mailed or sent to Solaris Energy Infrastructure, Inc., 9651 Katy Freeway, Suite 300, Houston, TX, 77024, Attention: General Counsel.

[Signature Pages Follow]

Very truly yours, SOLARIS ENERGY INFRASTRUCTURE, INC.

By:	/s/ Kyle Ramachandran
Name:Kyle Ramachandran
Title:President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof MORGAN STANLEY & CO. LLC Acting on behalf of itself and the several Underwriters named in Schedule I hereto. By: Morgan Stanley & Co. LLC

By:	/s/ Timothy O’Connor
Name: Timothy O’Connor
Title: Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Securities to be Purchased
Morgan Stanley & Co. LLC	$84,375,000
Santander US Capital Markets LLC	$50,625,000
Total:	$135,000,000

I-1

SCHEDULE II

Permitted Communications

Pricing Prospectus

1.	Preliminary Prospectus dated April 30, 2025.

2.	Issuer Free Writing Prospectus dated May 1, 2025.

Permitted Issuer Free Writing Prospectuses

1.

Each electronic “road show” as defined in Rule 433(h) furnished to the Underwriters prior to use that the Underwriters and Company have agreed may be used in connection with the offering of the Securities.

2.	Issuer Free Writing Prospectus dated May 1, 2025.

II-1

SCHEDULE III

Jurisdictions

Entity	Jurisdiction

Solaris Energy Infrastructure, Inc.	Delaware, Louisiana

III-1

SCHEDULE IV

Subsidiaries

Entity	Jurisdiction

Solaris Energy Infrastructure, LLC	Delaware

Solaris Oilfield Site Services Operating, LLC	Texas

Solaris Oilfield Early Property, LLC	Texas

Solaris Oilfield Site Services Personnel LLC	Delaware

Solaris Logistics, LLC	Delaware

Solaris Oilfield Technologies, LLC	Delaware

Solaris Transportation, LLC	Delaware

Mobile Energy Rentals LLC	Texas

Solaris Power Solutions Stateline, LLC	Delaware

Solaris Power Solutions Stateline Operating, LLC	Delaware

Stateline Power, LLC	Texas

IV-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

[_____________], 2025

Morgan Stanley & Co. LLC

As Representative of the several Underwriters

named in Schedule I of the Underwriting Agreement

referred to below

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering will be made of Convertible Senior Notes due 2030 (the “Securities”), of Solaris Energy Infrastructure, Inc., and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Restricted Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of class A common stock, $0.01 par value (the “Class A Common Stock”) or class B common stock, $0.00 par value (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or securities convertible into or exchangeable or exercisable for any Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Morgan Stanley & Co. LLC (the “Representative”). In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for the Common Stock. Notwithstanding the foregoing, nothing shall prohibit the filing of a demand registration statement by the Company pursuant to the demand rights under the Registration Rights Agreement, dated May 17, 2017, by and between the Company and the signatories thereto; provided that no Common Stock shall be sold or transferred during the Restricted Period.

The Restricted Period will commence on the date of this Lock-Up Agreement and continue and include the date 60 days after the date of the final offering memorandum used to sell the Securities (the “Offering Date”) pursuant to the Underwriting Agreement.

Any Common Stock received upon exercise of options or other Common Stock of the Company granted to the undersigned and any Common Stock acquired by the undersigned in the open market will also be subject to this Lock-Up Agreement. Additionally, the restrictions in this Lock-Up Agreement shall not apply to (a) any transactions relating to Common Stock acquired in the open market after the closing of the offering, provided that with respect to any sale or other disposition of such Common Stock, no filing under the Exchange Act (other than on Form 5) or other public announcement shall be required or shall be voluntarily made by any party in connection with subsequent sales of such Common Stock acquired in such open market transactions during the Restricted Period, (b) any exercise of options or vesting or exercise of any other equity-based award, in each case, outstanding on the Offering Date, and in each case under the Company’s equity incentive plan or any other plan or agreement described in the prospectus included in the Registration Statement, provided that any Common Stock received upon such exercise or vesting will also be subject to this Lock-Up Agreement, (c) transfers as a bona fide gift or gifts, (d) transfers to a family member, trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or his or her family members, (e) transfers by testate or intestate succession, provided that in each transfer pursuant to clauses (c) through (e) the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing or public announcement by any party (donor, donee, transferor or transferee) under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5), or (f) the establishment of any written contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Restricted Period (as the same may be extended pursuant to the provisions hereof); and provided further, that no party is required to publicly announce, file, or report the establishment of such Rule 10b5-1 Plan in any public report, announcement, or filing with the Commission under the Exchange Act during the Restricted Period and does not otherwise voluntarily effect any such public report, announcement, or filing regarding such Rule 10b5-1 Plan.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Stock, the Representative will notify the Company of the impending release or waiver. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the offering, the Underwriters are not making a recommendation to you to participate in the offering or sell any Securities at the price determined in the offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

Whether or not the offering actually occurs depends on a number of factors, including market conditions. Any offering will only be made pursuant to a Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. It is understood that if the Underwriting Agreement is executed yet terminates (other than the provisions thereof that survive termination) prior to payment for and delivery of the Securities, the undersigned shall be released from all obligations under this Lock-Up Agreement.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This Agreement may be executed and delivered by facsimile, by email in portable document format (.pdf), or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., DocuSign) and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

[Signature Page Follows]

Very truly yours,

(Signature)

(Name)

[Signature Page to Lock-Up]

EXHIBIT B

PRICING TERM SHEET

[Attached]

B-1